Exhibit 99.1


 Company: Jack Henry & Associates, Inc.   Analyst Contact:  Kevin D. Williams
          663 Highway 60, P.O. Box 807            Chief Financial Officer
          Monett, MO 65708                        (417) 235-6652

                                          IR Contact:  Jon Seegert
                                                  Director Investor Relations
                                                  (417) 235-6652

 FOR IMMEDIATE RELEASE


               JACK HENRY & ASSOCIATES ANNOUNCES ACQUISITION OF
               ------------------------------------------------
                        SELECT PAYMENT PROCESSING, INC.
                        -------------------------------

 MONETT, MO - September 8,  2004 - Jack  Henry  &  Associates, Inc.  (Nasdaq:
 JKHY), a leading provider of integrated computer systems and ATM/debit card transaction processing, announced today its planned acquisition of privately-held Texas-based Select Payment Processing, Inc., the provider of an innovative electronic check processing solution for financial institutions, third-party payment processors, government entities, utility companies, and online and offline merchants. The acquisition is pending Select Payment's shareholder approval, which is expected within the coming weeks.

 Select Payment's fully integrated, Web-based electronic check processing system converts paper-based checks into electronic checks, processes them through the ACH network commonly used for direct deposit payroll, automates returned check re-presentment, generates real-time reporting, and supports proactive risk management. Using a patent-pending process, the innovative system supports one-time and recurring payments by taking check and bank account information directly over the Internet or telephone, and processing it in a totally secure environment.

 Jack Prim, CEO of Jack Henry & Associates, said, "Integrating Select Payment's innovative system with our existing electronic payment products and services will enhance our product line, and provide additional revenue generating opportunities for our bank and credit union clients."

 William Chaney, president and CEO of Select Payment stated, "According to the National Automated Clearing House Association, less than 70 percent of U.S. households have a credit card, while 90 percent have a checking account. Our turnkey electronic check processing solution enables business to cost-effectively target this large segment of the population by combining the flexibility and immediacy of electronic payments with the familiarity of paying by check. Whether a business finds customers online, by phone, through the mail, or in person, Select Payment efficiently supports consumers who prefer to pay by check."

 Kevin Williams, CFO of Jack Henry & Associates, said, "Select Payment's innovative ACH processing solution generates instant check payments, which in-turn generates an array of benefits for commercial entities, including expedited check processing, accelerated cash availability, significantly reduced operating costs, and the ability to proactively respond to today's service- and convenience-related demands. We expect this acquisition to be slightly accretive in this fiscal year."


 About Jack Henry & Associates

 Jack Henry & Associates, Inc. provides integrated computer systems and processes ATM and debit card transactions for banks and credit unions. Jack Henry markets and supports its systems throughout the United States and has over 5,900 customers nationwide. For additional information on Jack Henry, visit the company's web site at www.jackhenry.com.

 Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.


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